UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2017

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-36113

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenlake Parkway, Suite 1200
Atlanta, GA 30328
(Address of principal executive offices, including zip code)

(404) 465-2200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.
Columbia Property Trust, Inc. (the "Parent") is the general partner of Columbia Property Trust Operating Partnership, L.P. (the "Operating Partnership") and owns its assets and conducts its operations through the Operating Partnership and subsidiaries of the Operating Partnership. The Parent, the Operating Partnership and their consolidated subsidiaries are collectively referred to in this report as the "Company."
On July 6, 2017, the Company entered into transactions (collectively referred to as the "Allianz Transactions") with Allianz U.S. Private REIT LP, APVK US Private REIT LP, AZ VERS US Private REIT LP, and Allianz Presse US REIT LP, all unaffiliated third parties organized as limited partnerships under the laws of the state of Delaware (collectively, "Allianz"). Pursuant to the Allianz Transactions, the Company sold an equity interest in each of 333 Market Street, San Francisco, California ("333 Market Street"), and University Circle, Palo Alto, California ("University Circle"), to Allianz through newly-formed joint ventures. Prior to the Allianz Transactions, there were no relationships between the Company and Allianz.
Disposition of Interests in 333 Market Street and University Circle

•
333 Market Street. The Company transferred 333 Market Street to a joint venture (the "333 Market Street Joint Venture") and sold to Allianz a 22.5% equity interest in the 333 Market Street Joint Venture for a purchase price of $112.5 million (equivalent to a total asset value of $500 million). 333 Market Street is a 657,000-square-foot, 33-story office tower located in San Francisco, California that is 100% leased, and the property is unencumbered by debt.

•
University Circle. The Company transferred University Circle to a joint venture (the "University Circle Joint Venture") and sold to Allianz a 22.5% equity interest in the University Circle Joint Venture for a purchase price of $121.5 million (equivalent to a total asset value of $540 million). University Circle is comprised of three office buildings totaling 451,000 square feet of rentable office space in Palo Alto, California, which are currently 100% leased, and the property is unencumbered by debt.

Pursuant to the transaction agreements, Allianz has agreed to purchase an additional 22.5% equity interest in each of 333 Market Street and University Circle for additional purchase prices of $112.5 million (333 Market Street) and $121.5 million (University Circle) upon the earlier to occur of (a) investing jointly with Allianz in additional assets totaling $600 million or more (in addition to 333 Market Street, University Circle and 114 Fifth Avenue) or (b) July 6, 2018, one year from the execution of the above transactions. The Company will continue to manage the day-to-day operations of 333 Market Street and University Circle and will receive property and asset management fees at market rates.
Acquisition of Interest in 114 Fifth Avenue
Concurrently with the disposition of interests in 333 Market Street and University Circle described above, the Company acquired, through a newly-formed joint venture, a 49.5% equity interest in 114 Fifth Avenue, New York, New York ("114 Fifth Avenue"), for a cash purchase price of $108.9 million (equivalent to a total property value of $220 million) from Allianz, which will retain a 49.5% interest in the property. The remaining 1% interest remains held by the general partner, L&L Holding Company, which will continue to perform asset and property management services for the property. 114 Fifth Avenue is a 352,000-square-foot building located in Manhattan’s Flatiron District which is currently 100% leased and is unencumbered by debt.
Item 8.01.    Other Events.
On July 6, 2017 the Company issued a press release announcing the closing of the transactions as described in this Current Report on Form 8-K. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(b)Pro Forma Financial Information.
The unaudited pro forma consolidated balance sheet of the Company as of March 31, 2017 and unaudited pro forma consolidated statements of operations of the Company for the three months ended March 31, 2017 and the year ended December 31, 2016, including the note thereto, are filed as Exhibit 99.2 hereto and incorporated herein by reference.
(d)Exhibits.

Exhibit	Description
2.1	Agreement of Purchase and Sale of Partnership Interest in 333 Market Street, dated as of July 6, 2017 by and between the Company and Allianz.
2.2	Agreement of Purchase and Sale of Partnership Interest in University Circle, dated as of July 6, 2017 by and between the Company and Allianz.
99.1	Press release dated July 6, 2017
99.2
Unaudited pro forma consolidated balance sheet of the Company as of March 31, 2017 and unaudited pro forma consolidated statements of operations of the Company for the three months ended March 31, 2017 and the year ended December 31, 2016, including the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

Dated: July 7, 2017	By:	/s/ Wendy W. Gill
Wendy W. Gill
Principal Accounting Officer